Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CEA Industries Inc.

Louisville, CO

We hereby consent to the incorporation by reference in each of the Registration Statement of CEA Industries Inc. on Form S-8 (No. 333-219674) pertaining to the 2017 Equity Incentive Plan and Form S-8 (No.333-263955) pertaining to the 2021 Equity Incentive Plan of our report dated March 28, 2023, relating to the consolidated financial statements of CEA Industries Inc., which appears in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Sadler, Gibb & Associates, LLC|

Draper, UT
March 28, 2023